Exhibit 99.1

Onto Innovation Reports 2026 First Quarter Results

Wilmington, Mass., May 5, 2026 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the first quarter of 2026.

First Quarter Business and Financial Highlights:

•
Record quarterly revenue of $292 million, representing nearly 10% sequential growth from the fourth quarter of 2025.

•
Dragonfly® G5 system qualified at a leading 2.5D logic customer and a high-bandwidth memory customer, establishing a new level of performance and flexibility to support current and future demand.

•
Newly launched Atlas® G6 system selected by a second logic customer for gate-all-around metrology, resulting in 13% growth in advanced nodes for the quarter and positioning the advanced nodes business for approximately 25% growth for the full year.

•
Announced a strategic collaboration with Rigaku to deliver compelling new capability by utilizing the strengths of the combined portfolio. Onto will purchase a 27% ownership stake in Rigaku for approximately $710 million with the transaction expected to close in the second half of 2026. Onto Innovation will also receive the right to nominate one director to Rigaku’s board.

“We are pleased to see the positive customer response to several key initiatives, including the success of our new Dragonfly® G5 inspection system, the accelerating adoption of our Atlas® G6 OCD system for next-generation logic and memory devices, and the ramp of our extended factories that are closer to our customers in Asia. Collectively, these achievements enable us to provide increased value to customers while supporting their aggressive ramp plans,” said Mike Plisinski, chief executive officer of Onto Innovation. “By expanding our process control suite to include unique surface charge metrology through the Semilab USA acquisition and a broad portfolio of advanced X-ray technologies through our partnership with Rigaku, we strengthen our ability to address customers’ challenges of today, while collaborating with them to develop the solutions for tomorrow.”

Operating Results:

The results for the three months ended March 31, 2026, include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in the press release.

Three months ended March 31, 2026:

Revenue and Gross Margin:

•
Revenue of $291.9 million, an increase of 9.5% year-over-year from $266.6 million in the first quarter of 2025.

•
Gross margin of 50.1% as compared to gross margin of 53.7% in the first quarter of 2025. Non-GAAP gross margin of 55.7% as compared to 55.1% in the first quarter of 2025.

Operating Income:

•
Operating income of $33.5 million, or 11.5% of revenue, as compared to operating income of $63.1 million, or 23.7% of revenue, in the first quarter of 2025.

•
Non-GAAP operating income of $77.9 million, or 26.7% of revenue, as compared to non-GAAP operating income of $76.5 million, or 28.7% of revenue, in the first quarter of 2025.

Net Income and Earnings per share:

•
Net income of $33.8 million, or diluted earnings per share of $0.67, as compared to net income of $64.1 million, or diluted earnings per share of $1.30, in the first quarter of 2025.

•
Non-GAAP net income of $70.8 million, or diluted non-GAAP earnings per share of $1.42, as compared to non-GAAP net income of $74.8 million, or non-GAAP diluted earnings per share of $1.51, in the first quarter of 2025.

Cash and investments:

The Company generated cash from operations of approximately $26 million for the first quarter of 2026. The Company ended the first quarter with $654 million of cash and short-term investments on hand.

Financial Outlook:

For the second quarter ending June 30, 2026, the Company expects the following:

•
Revenue of $320 million to $330 million
•
Gross margin of 56% to 56.5%
•
GAAP operating margin of 17.8% to 18.7%
•
Non-GAAP operating margin of 28% to 28.6%
•
GAAP diluted earnings per share of $1.09 to $1.18.
•
Non-GAAP diluted earnings per share of $1.65 to $1.73

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, May 5, 2026, to discuss its first quarter 2026 financial results and other matters in greater detail. To participate in the call, please dial 800-330-6710 or +1-646-769-9200 (international) and reference conference ID 7605398 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

In addition to information regarding the Company’s results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company has provided in this release non-GAAP financial measures, including non-GAAP gross profit as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue, which exclude amortization of intangibles, merger and acquisition-related expenses and benefits, litigation expenses and benefits and other restructuring costs. Non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability or otherwise are not representative of our ongoing operations, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of intangibles: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Restructuring and other: we incur restructuring and impairment charges on individual or groups of employed assets, such as inventory or plant, property & equipment, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our ongoing operations with prior and future periods.

Litigation expenses and benefits: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of ongoing business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of Onto Innovation’s products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with its customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook, including customers’ potential expansion plans; Onto Innovation’s future quarterly financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes, including tariffs and trade disputes, or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of the proposed investment in and strategic partnership with Rigaku; the Company’s ability to complete the proposed Rigaku transaction on the timing expected or at all; the ability to obtain required regulatory approvals for the proposed Rigaku transaction on the timing expected or at all; and the Company’s ability to successfully integrate acquired businesses and technologies including the Semilab business, and to realize the anticipated benefits of such acquisitions. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 3, 2026, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance, or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: unpatterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Sidney Ho

+1 626.233.8431

sidney.ho@ontoinnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	March 31, 2026	January 3, 2026
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$654,164	$639,622
Accounts receivable, net	306,564	268,932
Inventories	316,026	298,264
Prepaid expenses and other current assets	42,964	61,217
Total current assets	1,319,718	1,268,035
Net property, plant and equipment	123,818	127,184
Goodwill and intangibles, net	921,867	942,113
Other assets	30,963	30,409
Total assets	$2,396,366	$2,367,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$151,943	$156,229
Other current liabilities	62,505	62,717
Total current liabilities	214,448	218,946
Other non-current liabilities	49,730	48,148
Total liabilities	264,178	267,094
Stockholders’ equity	2,132,188	2,100,647
Total liabilities and stockholders’ equity	$2,396,366	$2,367,741

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31, 2026	March 29, 2025
Revenue	$291,949	$266,607
Cost of revenue	145,560	123,374
Gross profit	146,389	143,233
Operating expenses:
Research and development	35,098	28,030
Sales and marketing	21,459	19,716
General and administrative	31,409	22,785
Amortization	19,700	8,445
Restructuring and other	5,209	1,123
Total operating expenses	112,875	80,099
Operating income	33,514	63,134
Interest income, net	5,102	9,266
Other expense, net	(564)	(743)
Income before provision for income taxes	38,052	71,657
Provision for income taxes	4,302	7,562
Net income	$33,750	$64,095
Earnings per share:
Basic	$0.68	$1.30
Diluted	$0.67	$1.30
Weighted average shares outstanding:
Basic	49,742	49,180
Diluted	50,004	49,408

ONTO INNOVATION INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share data) - (Unaudited)

	Three Months Ended March 31, 2026
	Gross Profit	Gross Margin	Operating Income	Operating Margin	Net Income	Diluted EPS
Reported (GAAP)	$146,389	50.1%	$33,514	11.5%	$33,750	$0.67
Non-GAAP adjustments:
Merger and acquisition related expenses	6,148	2.1%	9,263	3.2%	9,263	0.19
Restructuring expenses and other	10,187	3.5%	15,396	5.3%	15,396	0.31
Amortization of intangibles	—	—%	19,700	6.7%	19,700	0.40
Net tax provision adjustments	—	—%	—	—%	(7,317)	(0.15)
Total adjustments	16,335	5.6%	44,359	15.2%	37,042	0.75
Adjusted (non-GAAP)	$162,724	55.7%	$77,873	26.7%	$70,792	$1.42

	Three Months Ended March 29, 2025
	Gross Profit	Gross Margin	Operating Income	Operating Margin	Net Income	Diluted EPS
Reported (GAAP)	$143,233	53.7%	$63,134	23.7%	$64,095	$1.30
Non-GAAP adjustments:
Merger and acquisition related expenses	—	—%	158	0.1%	158	—
Restructuring expenses and other	3,635	1.4%	4,758	1.8%	4,758	0.09
Amortization of intangibles	—	—%	8,445	3.1%	8,445	0.17
Net tax provision adjustments	—	—%	—	—%	(2,647)	(0.05)
Total adjustments	3,635	1.4%	13,361	5.0%	10,714	0.21
Adjusted (non-GAAP)	$146,868	55.1%	$76,495	28.7%	$74,809	$1.51

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF SECOND QUARTER 2026

GAAP TO NON-GAAP FINANCIAL OUTLOOK

($ in millions, except percentages and per share data)

	Operating Income				Diluted EPS
	Low		High		Low	High
	Dollars	Margin	Dollars	Margin
Estimated GAAP	$56.9	17.8%	$61.7	18.7%	$1.09	$1.18
Estimated non-GAAP items:
Amortization of intangibles	22.8	7.1%	22.8	6.9%	0.46	0.46
Merger and acquisition related expenses	3.0	0.9%	3.0	0.9%	0.06	0.06
Restructuring expenses	7.0	2.2%	7.0	2.1%	0.14	0.14
Net tax provision adjustments	—	—%	—	—%	(0.10)	(0.11)
Estimated non-GAAP	$89.7	28.0%	$94.5	28.6%	$1.65	$1.73

####